Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
November 1, 2011

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS THIRD QUARTER 2011 NET OPERATING INCOME OF $65 MILLION, OR $0.19 PER DILUTED SHARE, AND A NET LOSS OF $(464) MILLION, OR $(1.34) PER DILUTED SHARE

Bethesda, MD - November 1, 2011 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended September 30, 2011, of $65 million, or $0.19 per diluted share. Net loss for the quarter was $(464) million, or $(1.34) per diluted share. Net asset value (“NAV”) per share decreased (9)%, or $(1.24) per share, from $13.16 per share as of June 30, 2011 to $11.92 per share as of September 30, 2011.

Q3 2011 FINANCIAL SUMMARY

•	$65 million NOI

✓	$6 million, or 10%, increase over Q3 2010

•	$98 million net realized earnings (net loss less net unrealized depreciation)

✓	$107 million improvement over Q3 2010

•	$(562) million net unrealized depreciation of investments

✓	Compared to $158 million net unrealized appreciation in Q3 2010

•	$(464) million net loss

✓	Compared to $149 million net earnings in Q3 2010

•	$260 million of cash proceeds from realizations

•	$123 million of securitization debt repaid

•	Repurchased 9.1 million shares, totaling $75 million, of American Capital common stock at $8.21 per share

•	$11.92 NAV per share

✓	$(1.24) per share, or (9)%, decrease over Q2 2011

“Despite the significant downturn in the capital markets in the third quarter, which impacted valuations in our investment portfolio, the overall underlying performance of our portfolio companies continued to be positive,” said Malon Wilkus, Chairman and Chief Executive Officer. “Third quarter depreciation was primarily driven by declines in comparable company multiples, declines in foreign currency translation and two non-performing Sponsor Finance loans. In the aggregate, revenues and EBITDA of our portfolio companies continued to show growth. The positive performance of our portfolio companies, the recently released 2.5% U.S. GDP growth rate for the third quarter and the fourth quarter rebound in the capital markets has us cautiously optimistic that our portfolio companies will continue to perform well in the near future and that our earnings will return to their overall positive trend, similar to the previous eight quarters. Based on this confidence and the current price to book, we believe our shares are an excellent bargain and intend to continue the share repurchases we began in the third quarter.”

American Capital, Ltd.
November 1, 2011

PORTFOLIO VALUATION
For the quarter ended September 30, 2011, net unrealized depreciation of investments totaled $(562) million. The primary components of the net unrealized depreciation were:

•
$(300) million unrealized depreciation in American Capital's investment in European Capital, primarily due to an increase in the implied discount to its NAV, resulting from declining comparable company multiples and foreign currency translation;

✓ The Company's equity investment in European Capital was valued at $634 million, compared to the $921 million fair value of European Capital's NAV at the end of the third quarter, which was 69% of NAV as of September 30, 2011 compared to 90% of NAV at the end of the prior quarter;

•	$(203) million net unrealized depreciation primarily due to both declining performance of non-control debt in two Sponsor Finance companies and declining comparable company multiples; and

•
$(47) million unrealized depreciation in American Capital's investment in American Capital, LLC, its alternative asset management company, due to a decrease in comparable company multiples and reduced forecasted growth.

“Since the beginning of the recession of 2008, we have significantly delevered our balance sheet and have a portfolio of proven assets that is well positioned to weather the current economic uncertainty,” said John Erickson, President, Structured Finance and Chief Financial Officer. “Given our current strong capital position, we implemented a stock repurchase and dividend program in the third quarter where we repurchased shares that added $0.10 to our NAV per share. We believe that buying our stock at a 31% discount to our September 30 NAV was a compelling opportunity to add value for our shareholders.”

PORTFOLIO LIQUIDITY AND PERFORMANCE
In the third quarter of 2011, $260 million of cash proceeds were received from realizations of portfolio investments and exits. The Company made $128 million in new committed investments during the quarter. The weighted average effective interest rate on the Company's private finance debt investments as of September 30, 2011 was 10.3%, which was 20 basis points lower than the June 30, 2011 rate of 10.5% and 10 basis points higher than the December 31, 2010 rate of 10.2%.

As of September 30, 2011, loans with a fair value of $173 million were on non-accrual, representing 6.6% of total loans at fair value, compared to $255 million fair value of non-accrual loans, representing 9.0% of total loans at fair value as of June 30, 2011.

“During the quarter, we deployed our capital into areas that we feel add significant shareholder value,” said Gordon O'Brien, President, Specialty Finance and Operations. “We invested $40 million as part of the IPO of our affiliate American Capital Mortgage Investment Corp (NASDAQ: MTGE), which we believe is not only a good stand alone investment but also enhances the value of our asset management portfolio company. In addition, we invested $72 million into 7 existing portfolio companies primarily to fund growth and acquisitions, and we invested another $16 million into two new portfolio companies with attractive risk/reward profiles. We are committed to supporting our existing portfolio by funding both organic growth and accretive add-on acquisitions as well as originating new, attractive investments.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for additional repurchases of shares or dividend payments through December 31, 2012.  Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the net asset value of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the net asset value of its shares.

In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter since the second quarter of 2011, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of ACAS stock.

The repurchase and dividends program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the third quarter of 2011, American Capital made open market purchases of 9.1 million shares, or $75 million, of American Capital common stock at an average price of $8.21 per share.

American Capital, Ltd.
November 1, 2011

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2011, June 30, 2011 and December 31, 2010
(in millions, except per share amounts)

	Q3	Q2	Q3 2011 Versus Q2 2011		Q4	Q3 2011 Versus Q4 2010
	2011	2011	$	%	2010	$	%
	(unaudited)	(unaudited)
Assets
Investments at fair value (cost of $7,148, $7,204 and $7,698, respectively)	$5,295	$5,909	$(614)	(10)%	$5,475	$(180)	(3)%
Cash and cash equivalents	187	186	1	1%	269	(82)	(30)%
Restricted cash and cash equivalents	85	116	(31)	(27)%	185	(100)	(54)%
Interest receivable	25	25	—	—	37	(12)	(32)%
Derivative agreements at fair value	13	8	5	63%	4	9	225%
Other	87	89	(2)	(2)%	114	(27)	(24)%
Total assets	$5,692	$6,333	$(641)	(10)%	$6,084	$(392)	(6)%

Liabilities and Shareholders' Equity
Debt	$1,519	$1,642	$(123)	(7)%	$2,259	$(740)	(33)%
Derivative agreements at fair value	108	98	10	10%	106	2	2%
Other	49	52	(3)	(6)%	51	(2)	(4)%
Total liabilities	1,676	1,792	(116)	(6)%	2,416	(740)	(31)%

Shareholders' equity

Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—

Common stock, $0.01 par value, 1,000.0 shares authorized, 344.8, 354.7 and 352.7 issued and 337.0, 345.1 and 342.4 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	7,100	7,160	(60)	(1)%	7,131	(31)	—
Distributions in excess of net realized earnings	(1,137)	(1,234)	97	8%	(1,136)	(1)	—
Net unrealized depreciation of investments	(1,950)	(1,388)	(562)	(40)%	(2,330)	380	16%
Total shareholders' equity	4,016	4,541	(525)	(12)%	3,668	348	9%
Total liabilities and shareholders' equity	$5,692	$6,333	$(641)	(10)%	$6,084	$(392)	(6)%

NAV per common share outstanding	$11.92	$13.16	$(1.24)	(9)%	$10.71	$1.21	11%

American Capital, Ltd.
November 1, 2011

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2011 and 2010
(in millions, except per share data)
(unaudited)

			Three Months Ended				Nine Months Ended
	Three Months Ended		September 30,		Nine Months Ended		September 30,
	September 30,		2011 Versus 2010		September 30,		2011 Versus 2010
	2011	2010	$	%	2011	2010	$	%

OPERATING INCOME
Interest and dividend income	$117	$125	$(8)	(6)%	$394	$413	$(19)	(5)%
Fee income	13	17	(4)	(24)%	37	44	(7)	(16)%
Total operating income	130	142	(12)	(8)%	431	457	(26)	(6)%

OPERATING EXPENSES
Interest	20	36	(16)	(44)%	69	149	(80)	(54)%
Salaries, benefits and stock-based compensation	33	31	2	6%	107	99	8	8%
General and administrative	12	16	(4)	(25)%	36	51	(15)	(29)%
Debt refinancing costs	—	—	—	—	—	21	(21)	(100)%
Total operating expenses	65	83	(18)	(22)%	212	320	(108)	(34)%

NET OPERATING INCOME	65	59	6	10%	219	137	82	60%

Net realized gain (loss) on investments
Portfolio company investments	44	(54)	98	NM	(181)	(452)	271	60%
Foreign currency transactions	(1)	—	(1)	(100)%	—	(2)	2	100%
Derivative agreements	(10)	(14)	4	29%	(37)	(60)	23	38%
Total net realized gain (loss) on investments	33	(68)	101	NM	(218)	(514)	296	58%

NET REALIZED EARNINGS (LOSS)	98	(9)	107	NM	1	(377)	378	NM

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(477)	28	(505)	NM	337	1,080	(743)	(69)%
Foreign currency translation	(80)	141	(221)	NM	34	(71)	105	NM
Derivative agreements	(5)	(11)	6	55%	8	(15)	23	NM
Total net unrealized (depreciation) appreciation of investments	(562)	158	(720)	NM	379	994	(615)	(62)%

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET (LOSS) EARNINGS")	$(464)	$149	$(613)	NM	$380	$617	$(237)	(38)%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.19	$0.17	$0.02	12%	$0.63	$0.43	$0.20	47%
Diluted	$0.19	$0.17	$0.02	12%	$0.61	$0.42	$0.19	45%

NET REALIZED EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.28	$(0.03)	$0.31	NM	$—	$(1.18)	$1.18	100%
Diluted	$0.28	$(0.03)	$0.31	NM	$—	$(1.17)	$1.17	100%

NET (LOSS) EARNINGS PER COMMON SHARE
Basic	$(1.34)	$0.43	$(1.77)	NM	$1.10	$1.93	$(0.83)	(43)%
Diluted	$(1.34)	$0.43	$(1.77)	NM	$1.06	$1.91	$(0.85)	(45)%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	345.3	343.5	1.8	1%	346.2	319.6	26.6	8%
Diluted	345.3	348.0	(2.7)	(1)%	359.1	323.5	35.6	11%
______________________________
NM = Not meaningful

American Capital, Ltd.
November 1, 2011

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended September 30, 2011, June 30, 2011 and December 31, 2010
(in millions, except per share data)
(unaudited)

			Q3 2011 Versus Q2 2011			Q3 2011 Versus Q4 2010
	Q3 2011	Q2 2011	$	%	Q4 2010	$	%

Assets Under Management
American Capital Assets at Fair Value	$5,692	$6,333	$(641)	(10)%	$6,084	$(392)	(6)%
Externally Managed Assets at Fair Value(1)	50,941	45,605	5,336	12%	16,561	34,380	208%
Total	$56,633	$51,938	$4,695	9%	$22,645	$33,988	150%

New Investments
Senior Debt	$27	$5	$22	440%	$35	$(8)	(23)%
Mezzanine Debt	57	—	57	100%	—	57	100%
Preferred Equity	—	1	(1)	(100)%	—	—	—
Common Equity	43	—	43	100%	—	43	100%
Equity Warrants	1	—	1	100%	—	1	100%
Total	$128	$6	$122	2,033%	$35	$93	266%

Financing for Private Equity Buyouts	$15	$—	$15	100%	$—	$15	100%
Investments in Managed Funds	40	—	40	100%	—	40	100%
American Capital buyouts	1	—	1	100%	—	1	100%
Add-on Financing for Growth and Working Capital	13	2	11	550%	—	13	100%
Add-on Financing for Working Capital in Distressed Situations	2	3	(1)	(33)%	10	(8)	(80)%
Add-on Financing for Acquisitions	57	1	56	5,600%	—	57	—
Add-on Financing for Purchase of Debt of a Portfolio Company	—	—	—	—	25	(25)	(100)%
Total	$128	$6	$122	2,033%	$35	$93	266%

Realizations
Sale of Equity Investments	$127	$28	$99	354%	$97	$30	31%
Principal Prepayments	96	114	(18)	(16)%	330	(234)	(71)%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	16	28	(12)	(43)%	33	(17)	(52)%
Scheduled Principal Amortization	11	9	2	22%	14	(3)	(21)%
Loan syndications and sales	10	—	10	100%	—	10	100%
Total	$260	$179	$81	45%	$474	$(214)	(45)%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$96	$2	$94	4,700%	$24	$72	300%
Gross Realized Loss	(52)	(237)	185	78%	(71)	19	27%
Portfolio Net Realized Gain (Loss)	44	(235)	279	NM	(47)	91	NM
Foreign Currency Transactions	(1)	1	(2)	NM	—	(1)	(100)%
Derivative Agreements	(10)	(14)	4	29%	(15)	5	33%
Net Realized Gain (Loss)	33	(248)	281	NM	(62)	95	NM

Gross Unrealized Appreciation of Private Finance Portfolio Investments	82	165	(83)	(50)%	163	(81)	(50)%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(285)	(135)	(150)	(111)%	(81)	(204)	(252)%
Net Unrealized (Depreciation) Appreciation of Private Finance Portfolio Investments	(203)	30	(233)	NM	82	(285)	NM
Net Unrealized (Depreciation) Appreciation of European Capital Investment	(248)	137	(385)	NM	120	(368)	NM

American Capital, Ltd.
November 1, 2011

Net Unrealized Appreciation (Depreciation) of European Capital Foreign Currency Translation	25	(12)	37	NM	22	3	14%
Net Unrealized (Depreciation) Appreciation of American Capital, LLC	(47)	156	(203)	NM	49	(96)	NM
Net Unrealized Appreciation of Structured Products	6	8	(2)	(25)%	54	(48)	(89)%
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	(10)	239	(249)	NM	61	(71)	NM
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(477)	558	(1,035)	NM	388	(865)	NM
Foreign Currency Translation - European Capital	(77)	28	(105)	NM	(34)	(43)	(126)%
Foreign Currency Translation - Other	(3)	1	(4)	NM	(2)	(1)	(50)%
Derivative Agreements	(5)	—	(5)	100%	24	(29)	NM
Net Unrealized (Depreciation) Appreciation of Investments	(562)	587	(1,149)	NM	376	(938)	NM

Net Gains, Losses, Appreciation and Depreciation	$(529)	$339	$(868)	NM	$314	$(843)	NM

Other Financial Data
NAV per Share	$11.92	$13.16	$(1.24)	(9)%	$10.71	$1.21	11%
Debt at Cost	$1,519	$1,642	$(123)	(7)%	$2,259	$(740)	(33)%
Debt at Fair Value	$1,443	$1,591	$(148)	(9)%	$2,208	$(765)	(35)%
Market Capitalization	$2,299	$3,427	$(1,128)	(33)%	$2,588	$(289)	(11)%
Total Enterprise Value(2)	$3,631	$4,883	$(1,252)	(26)%	$4,579	$(948)	(21)%
Asset Coverage Ratio	364%	376%			262%
Debt to Equity Ratio	0.4x	0.4x			0.6x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	10.3%	10.5%			10.2%
Loans on Non-Accrual at Cost	$569	$519	$50	10%	$702	$(133)	(19)%
Loans on Non-Accrual at Fair Value	$173	$255	$(82)	(32)%	$239	$(66)	(28)%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	18.6%	16.7%			19.6%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	6.6%	9.0%			7.8%
Past Due Loans at Cost	$3	$23	$(20)	(87)%	$58	$(55)	(95)%
Debt to Equity Conversions at Cost	$—	$58	$(58)	(100)%	$9	$(9)	(100)%
Return on Equity
LTM Net Operating Income Return on Average Equity at Cost	4.8%	4.7%			3.4%
LTM Net Realized Earnings (Loss) Return on Average Equity at Cost	0.1%	(1.7)%			(6.2)%
LTM Net Earnings Return on Average Equity at Fair Value	19.4%	36.7%			33.5%
Current Quarter Annualized Net Operating Income Return on Average Equity at Cost	4.3%	4.8%			4.5%
Current Quarter Annualized Net Realized Earnings (Loss) Return on Average Equity at Cost	6.6%	(11.8)%			0.3%
Current Quarter Annualized Net (Loss) Earnings Return on Average Equity at Fair Value	(43.4)%	37.9%			44.0%
______________________________
NM = Not meaningful

(1)
Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II and ACAS CLO-1, less American Capital's investment in the funds.

(2)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
November 1, 2011

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited)	Pre- 2001	2001	2002	2003	2004	2005	2006	2007	2008	2011	Pre-2001 - 2011 Static Pools Aggregate	2006 - 2011 Static Pools Aggregate
Aggregate
IRR at Fair Value of All Investments(2)	8.5%	18.1%	8.2%	20.1%	13.4%	9.8%	10.0%	(7.2%)	6.0%	(34.1%)	7.1%	1.1%
IRR of Exited Investments(3)	9.1%	19.4%	9.5%	23.3%	17.1%	22.8%	10.4%	(10.3%)	13.6%	N/A	11.0%	0.6%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	8.3%	46.4%	11.4%	27.0%	26.5%	4.8%	14.3%	(11.6%)	18.6%	(76.4%)	8.0%	2.9%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%	48.3%	21.4%	36.7%	49.0%	54.1%	18.1%	9.3%	35.5%	N/A	28.6%	15.8%
IRR at Fair Value of All One Stop Buyout® Investments(2)(6)	2.9%	17.1%	10.9%	18.3%	15.7%	25.4%	12.6%	—%	14.5%	—%	12.3%	7.2%
IRR at Fair Value of Current One Stop Buyout® Investments(2)(6)	18.1%	(3.9%)	(0.3%)	16.6%	5.7%	17.4%	11.3%	(3.3%)	14.5%	—%	8.4%	4.6%
IRR of Exited One Stop Buyout® Investments(3)(6)	1.3%	19.3%	14.7%	21.9%	27.5%	31.3%	15.3%	16.6%	10.7%	N/A	16.7%	15.6%
Committed Investments(7)	$1,065	$376	$964	$1,436	$2,266	$4,752	$5,228	$7,451	$1,038	$127	$24,703	$13,844
Total Exits and Prepayments of Committed Investments(7)	$995	$363	$836	$1,098	$1,970	$2,420	$3,833	$4,567	$304	$—	$16,386	$8,704
Total Interest, Dividends and Fees Collected	$407	$148	$343	$429	$684	$1,090	$1,177	$1,097	$308	$3	$5,686	$2,585
Total Net Realized (Loss) Gain on Investments	$(137)	$(14)	$(99)	$142	$29	$372	$(124)	$(993)	$(26)	$—	$(850)	$(1,143)
Current Cost of Investments	$77	$13	$144	$330	$336	$2,044	$1,138	$2,303	$666	$97	$7,148	$4,204
Current Fair Value of Investments	$56	$1	$92	$424	$231	$1,585	$1,042	$1,251	$525	$88	$5,295	$2,906
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.1%	—%	1.7%	8.0%	4.4%	29.9%	19.7%	23.6%	9.9%	1.7%	100.0%	54.9%
Net Unrealized (Depreciation) Appreciation	$(21)	$(12)	$(52)	$94	$(105)	$(459)	$(96)	$(1,052)	$(141)	$(9)	$(1,853)	$(1,298)
Non-Accruing Loans at Cost	$—	$4	$18	$—	$36	$58	$81	$216	$156	$—	$569	$453
Non-Accruing Loans at Fair Value	$1	$1	$9	$—	$7	$25	$39	$64	$27	$—	$173	$130
Equity Interest at Fair Value(4)	$30	$—	$6	$209	$71	$1,114	$443	$277	$244	$34	$2,428	$998
Debt to Adjusted EBITDA(8)(9)(10)(11)(14)	2.5	NM	9.2	3.5	6.6	3.6	4.7	6.3	4.7	5.5	5.0	5.4
Interest Coverage(10)(11)(14)	4.9	NM	1.8	3.9	2.5	2.1	2.9	2.0	2.3	2.4	2.5	2.4
Debt Service Coverage(10)(11)(14)	4.4	NM	1.8	3.1	1.4	1.1	2.5	1.7	1.8	2.3	2.0	2.1
Average Age of Companies(11)(14)	50 yrs	26 yrs	32 yrs	41 yrs	55 yrs	20 yrs	37 yrs	32 yrs	21 yrs	24 yrs	32 yrs	32 yrs
Diluted Ownership Percentage(4)(14)	61%	86%	42%	56%	70%	75%	45%	50%	62%	8%	59%	49%
Average Sales(11)(12)(14)	$47	$7	$47	$208	$61	$122	$167	$147	$94	$159	$138	$144
Average Adjusted EBITDA(8)(11)(14)	$7	$—	$11	$44	$16	$33	$40	$33	$29	$41	$34	$35
Total Sales(11)(12)	$98	$299	$180	$1,389	$334	$1,596	$4,306	$4,862	$1,477	$358	$14,899	$11,003
Total Adjusted EBITDA(8)(11)	$15	$8	$35	$197	$57	$428	$454	$841	$258	$96	$2,389	$1,649
% of Senior Loans(11)(13)	71%	100%	54%	57%	38%	42%	29%	52%	25%	26%	43%	40%
% of Loans with Lien(11)(13)	100%	78%	100%	100%	100%	90%	97%	89%	76%	26%	86%	90%

One Stop Buyout® Portfolio Companies(6)	Pre-2001 - 2011 Static Pools Aggregate
Total Current ACAS Investment in OSB	$3,414
Diluted Ownership Percentage of ACAS in OSB(14)	64%
Total Cash	$167
Total Assets	$4,904
Total Debt	$3,643
Total Third-party Debt at Cost	$1,330
Total Shareholders' Equity at Fair Value	$2,504
Total Sales(12)	$3,241
Total Gross Profit(12)	$1,613
Total Adjusted EBITDA(8)	$705
Total Capital Expenditures	$97
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1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)	Assumes investments are exited at current fair value.

3)	Includes fully exited investments of existing portfolio companies.

4)	Excludes investments in structured products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)	One Stop Buyout® (“OSB”) investments represents investments in the formation or buyouts of private equity companies sponsored by American Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)	For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)	Excludes investments in which we own only equity.

11)	Excludes investments in structured products and managed funds.

12)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.

13)	As a percentage of our total debt investments.

14)	Weighted average based on fair value.

American Capital, Ltd.
November 1, 2011

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on November 2, 2011 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or (574) 941-7382 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please provide the operator with the conference ID number 16825455. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q3 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on November 2, 2011. In addition, there will be a phone recording available from 4:00 pm ET November 2, 2011 until 11:59 pm ET November 16, 2011. If you are interested in hearing the recording of the presentation, please dial (855) 859-2056 (U.S. domestic) or (404) 537-3406 (international). The access code for both domestic and international callers is 16825455.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $57 billion in assets under management and seven offices in the U.S. and Europe. American Capital and European Capital will consider investment opportunities from $10 million to $300 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.